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                                                                    EXHIBIT 23.3







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report with respect to R.P. Scherer Corporation dated August 9, 1999 included in Cardinal Health, Inc.'s Form 8-K/A filed June 7, 2001, for the year ended June 30, 2000 and to all references to our firm included in this Registration Statement.



/s/Arthur Andersen LLP
----------------------

Roseland, New Jersey
June 11, 2001